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     Exhibit 21.1

     Subsidiaries of the Registrant
     ------------------------------

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         NAME                          BUSINESS NAME             JURISDICTION OF
                                                                  INCORPORATION
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TAM Linhas Aereas S.A.                TAM Linhas Aereas               Brazil
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Fidelidade Viagens e Turismo Ltda.       TAM Viagens                  Brazil
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Transportes Aereos del Mercosur S.A      TAM Mercosur                 Brazil
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